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                                                                  EXHIBIT 24.1


                        AMERICAN EXPRESS CENTURION BANK

                               POWER OF ATTORNEY

         American Express Centurion Bank, a Utah industrial loan corporation (the "Company"), and each of the undersigned officers and directors of the Company, hereby constitute and appoint Gilbert E. Ahye, Robert D. Kraus and Maureen Ryan, jointly and severally, will full power of substitution and revocation, their true and lawful attorneys-in-fact and agents, for them and on their behalf and in their respective names, places and steads, in any and all capacities, to sign, execute and affix their respective seals thereto and file any of the documents referred to below relating to the registration of up to $3,000,000,000 aggregate amount of Accounts Receivable Trust Certificates to be issued by the American Express Master Trust: a registration statement under the Securities Act of 1933, including any amendments thereto, on behalf of the Company, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority or stock exchange, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as they might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in counterparts.

         IN WITNESS WHEREOF, American Express Centurion Bank has caused this Power of Attorney to be executed in its name by its Chief Executive Officer and attested by its Assistant Secretary, and the undersigned officers and directors have hereunto set their hand as of the 30th day of April 1998.


                                         AMERICAN EXPRESS CENTURION BANK

                                         By: /s/ Frank L. Skillern
                                             ---------------------------
                                             Frank L. Skillern
                                             Chief Executive Officer


ATTEST:

/s/ Robert D. Kraus
------------------------------
Robert D. Kraus
Assistant Secretary


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------------------------------           -------------------------------
Phillip J. Riese                         Peter A. Lefferts
Director and Chairman of the Board       Director


/s/ Frank L. Skillern                    /s/ John J.P. McDonnell
------------------------------           -------------------------------
Frank L. Skillern                        John J.P. McDonnell
Director and Chief Executive Officer     Director
(Principal Executive Officer)


/s/ David E. Poulsen                     /s/ Raymond F. Pettit
------------------------------           -------------------------------
David E. Poulsen                         Raymond F. Pettit
Director, President and chief Credit     Director
Officer


/s/ Gilbert E. Ahye                      /s/ Roslyn M. Watson
------------------------------           -------------------------------
Gilbert E. Ahye                          Roslyn M. Watson
Director                                 Director


/s/ Maria J. Garciaz                       /s/ Jim F. Welch
------------------------------           -------------------------------
Maria J. Garciaz                         Jim F. Welch
Director                                 Director


/s/ Ashwini Gupta                        /s/ Rhonda M. Halpern
------------------------------           -------------------------------
Ashwini Gupta                            Rhonda M. Halpern
Director                                 Chief Financial Officer
                                         (Principal Financial Officer and
                                         Principal Accounting Officer)